EXHIBIT 11.1

                               WORLD AIRWAYS, INC.
                 CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE

                                        Three Months Ended September 30,1998
                                       ---------------------------------------
                                          Loss          Shares      Per-Share
                                       (Numerator)  (Denominator)     Amount
                                        ---------     ----------     --------
     Basic EPS
        Net loss                        $ (1,497)        7,018        $(0.21)
                                                                      =======
     Effect of Dilutive Securities
        Options                               --            --
        8% convertible debentures            988         5,618
                                          ------        ------
     Diluted EPS
        Net loss                        $  (509)        12,636        $     *
                                          ======        ======         ======

                                         Three Months Ended September 30, 1997
                                        ---------------------------------------
                                         Earnings       Shares       Per-Share
                                       (Numerator)   (Denominator)     Amount
        Basic EPS
           Net earnings                 $  3,726        10,774        $  0.35
                                                                       ======
        Effect of Dilutive Securities
           Options                            --             1
           8% convertible debentures         395         5,618
                                          ------        ------
        Diluted EPS
           Net earnings, assuming
              conversions               $  4,121        16,393        $  0.25
                                          ======        ======         ======

                                        Nine Months Ended September 30,1998
                                      -----------------------------------------
                                          Loss         Shares        Per-Share
                                      (Numerator)   (Denominator)      Amount
                                       ---------     -----------      --------
        Basic EPS
           Net loss                     $(7,647)         7,215        $ (1.06)
                                                                       =======
        Effect of Dilutive Securities
           Options                            --            --
           8% convertible debentures       2,932         5,618
                                         -------        ------
        Diluted EPS
           Net loss                     $(4,715)        12,833        $      *
                                         =======        ======         =======

                                         Nine Months Ended September 30, 1997
                                       ----------------------------------------
                                        Earnings       Shares        Per-Share
                                       (Numerator)  (Denominator)      Amount
                                        ---------    -----------      ---------
        Basic EPS
           Net earnings                 $ 14,392        11,077        $   1.30
                                                                       =======
        Effect of Dilutive Securities
           Options                            --             5
           8% convertible debentures         395         5,618
                                         -------       -------
        Diluted EPS
           Net earnings, assuming
              conversions               $ 14,787        16,700        $   0.89
                                         =======        ======         =======

           *  Anti-dilutive